GEOSPATIAL CORPORATION 10-Q

Exhibit 10.2

CONVERSION AGREEMENT

This Conversion Agreement (“Agreement”) is made and entered into as of May 10, 2016, by and among Geospatial Corporation, a Nevada corporation (the “Company”), Lowery Enterprises, LLC (“Lowery”) and Rob Goodman (“Goodman”).

RECITALS

WHEREAS, Goodman is the holder of (i) an Unsecured Convertible Promissory Note of the Company dated July 2, 2015 in the principal amount of $50,000 (the “Note”) and (ii) a Common Stock Purchase Warrant issued by the Company dated July 2, 2015 (the “Goodman Warrant”) entitling Goodman to purchase 75,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a price of $0.20 per share; and

WHEREAS, Lowery is the holder of a Common Stock Purchase Warrant issued by the Company dated December 5, 2011 (the “Lowery Warrant”) entitling Lowery to purchase 3,000,000 shares of Common Stock at a price of $0.10 per share; and

WHEREAS, Goodman is the sole member of Lowery; and

WHEREAS, Lowery and Goodman desire to exchange and convert the Note, the Goodman Warrant and the Lowery Warrant into a warrant entitling Goodman to purchase 10,000,000 shares of Common Stock at a price of $0.01 per share (the “New Warrant”), upon the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Lowery and Goodman hereby agree as follows with the intent to be legally bound:

AGREEMENT

1. CONVERSION AND RELEASE.

1.1 Conversion into New Warrant. Upon the terms and subject to the conditions of this Agreement, (i) Goodman hereby surrenders, returns and releases to the Company (A) the Note, including his right to receive payment of principal, accrued interest and all other amounts due to him pursuant to the Note, and (B) the Goodman Warrant, and (ii) Lowery surrenders and returns to the Company the Lowery Warrant, and in exchange therefor, the Company hereby issues and delivers to Goodman the New Warrant, which shall be in the form of Exhibit A hereto.

1.2 Release. Goodman hereby accepts the New Warrant in full payment and satisfaction of the Note and any and all obligations of the Company under the Goodman Warrant and the Lowery Warrant, and Goodman and Lowery hereby release and discharge the Company and all of its employees, agents, successors, assigns, affiliates, directors and officers from and against any and all other obligations or liabilities relating to the Note, the Goodman Warrant and the Lowery Warrant. Notwithstanding anything in this Agreement to the contrary, nothing contained herein is intended to, and this Agreement shall not operate to, release any claims Goodman and Lowery may have to enforce any rights conferred under this Agreement or the New Warrant.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Goodman and Lowery that as of the Effective Date:

2.1 Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has full power and authority to own or lease its properties and to carry on its business as presently conducted.

2.2 Due Authorization and Valid Issuance. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the New Warrant. This Agreement and the New Warrant have been duly authorized and validly executed and delivered by the Company and each constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as (a) rights to indemnity and contribution may be limited by state or federal securities laws of the public policy underlying such laws, (b) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and contracting parties’ rights generally and (c) enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3 Capitalization. Immediately prior to giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company consists of (i) 350,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of which 143,182,111 shares are issued and outstanding, and (ii) 25,000,000 shares of preferred stock, par value $.001 per share (“Preferred Stock”), 5,000,000 shares of which are designated as "Series B Convertible Preferred Stock", none of which are issued and outstanding and 10,000,000 of which are designated as “Series C Convertible Preferred Stock”, 2,234,742 of which are issued and outstanding. As of the date hereof 9,050,000 shares of Common Stock are reserved for issuance upon exercise of stock options granted under the Company's 2007 Stock Option Plan and 25,000,000 shares of Common Stock are reserved for issuance upon exercise of stock options and other stock awards to be granted under the Company’s 2013 Equity Incentive Plan 18,358,500 of which have been granted as of the date hereof). As of the date hereof there are outstanding warrants to purchase 37,860,648 shares of Common Stock, outstanding warrants to purchase 344,993 shares of Series B Convertible Preferred Stock and outstanding convertible notes convertible into 46,222,204 shares of Common Stock. As of the date hereof, 5,473,143 shares of Common Stock are issuable to prior purchasers of the Company’s securities as penalty shares.

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2.4 Issuance of Shares. The shares of Common Stock issuable pursuant to the Warrant, when issued, sold and delivered in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully-paid and nonassesable.

2.5 Private Offering. Assuming the correctness of the representations and warranties of Goodman and Lowery set forth in Section 3 hereof, the issuance of the Warrant is exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). Neither the Company nor any person acting on behalf of the Company has offered or sold the Warrant by any form of general solicitation or general advertising.

3. REPRESENTATIONS AND WARRANTIES OF GOODMAN AND LOWERY. Goodman and Lowery hereby jointly and severally represent and warrant to the Company, as of the date hereof, as follows:

3.1 Authorization. Goodman has the requisite legal power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of Goodman, enforceable against Goodman in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights. All action on the part of Lowery necessary for the authorization of this Agreement and the performance of all obligations of Lowery hereunder has been taken and this Agreement constitutes the valid and binding obligation of Lowery enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights.

3.2 Conversion Stock and Warrant Not Registered; Reliance Upon Goodman’s Representations. Goodman understands and acknowledges (i) that the Warrant is not registered or qualified under any federal, foreign or state securities laws, (ii) that the Warrant is being issued to Goodman on the ground that the issuance of securities hereunder is exempt from registration under all applicable securities laws pursuant to exemptions thereunder, and (iii) that the Company’s reliance on such exemptions is predicated on Goodman’s representations set forth herein.

3.3 Accredited Investor. Goodman is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

3.4 Restricted Securities. Goodman understands that the Warrant constitutes restricted securities under applicable securities laws and may not be resold or transferred unless it is first registered on qualified under applicable securities laws or unless an exemption from such registration or qualification is available. Accordingly, Goodman hereby acknowledges that he is prepared to hold the Warrant for an indefinite period of time, until resale is permitted under applicable securities laws.

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3.5 Experience; Risk. Goodman has such knowledge and experience in financial and business matters that Goodman is capable of evaluating the merits and risks of the acquisition of the Warrant and of protecting Goodman’s interests in connection therewith. Goodman is able to fend for himself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

3.6 Investment. Goodman is acquiring the Warrant for investment for his own account, not as a nominee or agent and not with a view to, or for resale in connection with any distribution thereof, and Goodman has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.7 Information. Goodman has been furnished with all information which he deems necessary to evaluate the merits and risks of acquiring the Warrant and has had the opportunity to ask questions concerning the Warrant and the Company and all questions posed have been answered to his satisfaction. Goodman has been given the opportunity to obtain any additional information he deems necessary to verify the accuracy of any information obtained concerning the Warrant and the Company. Goodman understands that an investment in the Warrant involves significant risks.

4. MISCELLANEOUS.

4.1 Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

4.2 Expenses. Each party hereto agrees to pay its expenses incurred in connection with this Agreement and the documents and transactions contemplated herein.

4.3 Notices. All notices and other communications required or permitted hereunder shall be given in writing and shall be delivered by personal delivery, facsimile, electronic mail, overnight delivery service, or U.S. mail service, addressed as follows:

The Company:

Geospatial Corporation

229 Howes Run Road

Sarver, PA 16055

Attn: Mark Smith, Chief Executive Officer

T: 724-353-3400

F: 724-353-3049

Email: mark@geospatialcorporation.com

Goodman and Lowery:

Rob Goodman

7490 SW Westgate Way

Portland, OR 97225

T: 503-784-2359

Email: rob.goodman@amemedical.com

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Any notice or other communication delivered in accordance with this Section 4 shall be deemed to have been given upon actual receipt or refusal of such delivery.

4.4 Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of laws principles hereof.

4.5 Successors and Assigns; Assignment. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld, including by merger or consolidation. Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

4.6 Amendments and Waivers. This Agreement may only be amended with the written consent of the Company and Goodman and Lowery, or the successors or permitted assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

4.7 Counterparts. This Agreement may be signed in two or more counterparts. Signatures and delivery may be transmitted via facsimile or email.

4.8 Entire Agreement. This Agreement, the attached exhibits and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto relating to the subjects hereof.

4.9 Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity, legality or enforceability of the remainder hereof in such jurisdiction or the validity, legality or enforceability hereof, including any such provisions, in any other jurisdiction, it being intended that all rights and obligation of the parties hereunder shall be enforceable to the fullest extent permitted by law.

4.10 Consent to Jurisdiction. Each of the parties hereby irrevocably acknowledges and consent that nay legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement shall be brought in the courts of the Commonwealth of Pennsylvania or if it has or can acquire jurisdiction, in the United States District Court for the Western District of Pennsylvania, as the party bringing such action or proceeding may elect, and each of the parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party.

4.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above.

COMPANY:		GOODMAN:

GEOSPATIAL CORPORATION

By:	/s/ Mark A. Smith	/s/ Rob Goodman
	Mark A. Smith, CEO	Rob Goodman

LOWERY:

LOWERY ENTERPRISES, LLC

By:	/s/ Robert L. Goodman
Robert L. Goodman, Member

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EXHIBIT A

FORM OF WARRANT

See Attached

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Warrant Issue Date: May ____, 2016

COMMON STOCK PURCHASE WARRANT

For value received, Geospatial Corporation (the "Company"), a Nevada corporation, hereby certifies that Rob Goodman (the "Holder") or his permitted assign(s) is entitled to purchase from the Company, at any time or from time to time during the Exercise Period (as defined below), in whole or in part, Ten Million (10,000,000) shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), at a price per share equal to $0.01 (the "Exercise Price"). This Warrant is subject to the following terms and conditions. This Warrant is issued pursuant to that certain Conversion Agreement dated as of May _____, 2016, by and among the Company, Lowery Enterprises, Inc. and the Holder (the "Conversion Agreement"). This Warrant is subject to the terms of the Conversion Agreement and the following additional terms and conditions.

1. Certain Definitions.

(a) "Exercise Period" means the period commencing on the Warrant Issue Date and ending on 5:00 p.m. (prevailing local time at the principal executive office of the Company) on the fifth anniversary of the Warrant Issue Date.

2. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, during the Exercise Period by the surrender of this Warrant, with the form of Subscription Agreement attached hereto as Annex A duly completed and executed by the Holder, to the Company at its principal executive office, accompanied by payment in cash, in lawful money of the United States of America, including by certified or official bank check made payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, of an amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased pursuant to such exercise of the Warrant.

(b) This Warrant may be exercised for less than the full number of shares of Common Stock first shown above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Common Stock. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Common Stock as to which rights have not been exercised (subject to adjustment as herein provided), such Warrant or Warrants to be issued in the name of the Holder or its nominee.

(c) As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, and in any event within 20 business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Section 3(d) hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

(d) Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company.

3. Adjustments.

(a) Adjustments Generally. In order to prevent dilution of the rights granted hereunder in the specific circumstances contemplated by this Section 3, the Exercise Price shall be subject to adjustment from time to time in accordance with this Section 3. Upon each adjustment of the Exercise Price pursuant to this Section 3, the Holder shall thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock determined by (i) multiplying (A) the Exercise Price in effect immediately prior to such adjustment by (B) the number of shares of Common Stock issuable upon exercise hereof immediately prior to such adjustment, and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment; provided that no such adjustments shall be made in the Exercise Price and/or the number of shares of Common Stock subject to this Warrant if the conversion ratio of the Common Stock already reflects such event.

(b) Subdivisions, Stock Dividends and Recapitalizations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including, without limitation, through any stock split effected by means of a dividend on the Common Stock which is payable in Common Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, unless the conversion ratio of such Common Stock already reflects such event.

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(c) Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of a significant amount of assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property of the successor corporation that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, consolidation, merger or sale if this Warrant had been exercised immediately before such reorganization, reclassification, consolidation, merger or sale. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(d) Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 3(d), be issuable upon exercise of this Warrant, then the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the fair market value per share as determined in good faith by the Board of Directors of the Company.

(e) Certificate as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3 hereof, the Company shall promptly compute such adjustment and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

4. Reservation of Stock Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant. All of the shares of Common Stock issuable upon exercise of this Warrant, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 6(a) hereof and the Agreements to which reference is made in Section 6(b) hereof.

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5. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company (with surety if reasonably required), or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.

6. Negotiability. This Warrant is issued upon the following terms:

(a) Transfer. By acceptance hereof, the Holder acknowledges and agrees that the Holder is acquiring the Warrant and the shares of Common Stock issuable upon exercise hereof for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b) Agreements. As a condition to the Company's obligation to issue shares of Common Stock upon exercise hereof, the Holder shall execute the Subscription Agreement attached hereto as Annex A.

(c) Transfer Taxes. The Company shall not be required to pay any federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

(d) Compliance with Securities Laws. The Holder, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

7. Subdivision of Rights. Subject to Section 6, this Warrant (as well as any new Warrants issued pursuant to the provisions of this Section 7) is exchangeable, upon the surrender hereof by the Holder, at the principal executive office of the Company for any number of new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

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8. Miscellaneous.

(a) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and given as provided in the Conversion Agreement.

(b) Books of the Company. The Company may treat the holder hereof as appearing on the Company's books at any time as the holder for all purposes.

(c) Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

(d) Amendment; Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(e) Benefits of this Warrant. Nothing in this Warrant shall be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and any other permitted holder or holders of the Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer, as of the date first above written.

Geospatial Corporation

By:
Mark A. Smith
Chief Executive Officer

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ANNEX A

SUBSCRIPTION AGREEMENT

Date:

To:

The undersigned (the "Purchaser"), pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects (a) to purchase _____ shares of Common Stock (the "Warrant Shares") covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant or (b) to exercise the Warrant with respect to __________ shares of Common Stock, pursuant to Section 2(b) of the Warrant [STRIKE (a) OR (b) AS APPLICABLE].

Purchaser represents and warrants to the Company as follows:

1. Investment Representations. Purchaser understands that the Warrant Shares have not been registered under the Securities Act. Purchaser also understands that the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement.

2. Experience; Risk. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Warrant Shares and of protecting Purchaser's interests in connection therewith. Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

3. Investment. Purchaser is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser understands that the Warrant Shares have not been registered under the Securities Act and applicable state securities laws (collectively, the "Acts") by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

4. Information. Purchaser has been furnished with all information which it deems necessary to evaluate the merits and risks of purchasing the Warrant Shares and has had the opportunity to ask questions concerning the Warrant Shares and the Company and all questions posed have been answered to its satisfaction. Purchaser has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Shares and the Company. Purchaser has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Shares and to make an informed decision relating thereto.

5. Restricted Securities; Restrictions on Transfer. Purchaser understands that the Warrant Shares will be "restricted securities" under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Warrant Shares may be resold without registration under the Acts only in certain limited circumstances. Purchaser acknowledges that Warrant Shares must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available. To the extent that Purchaser is not already a party to such agreements, Purchaser agrees to execute and deliver a counterpart signature page, and become a party, to such stockholder and registration rights agreements as are then in effect by and among the Company and its stockholders.

6. Accredited Investor. Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser has considered the Federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Shares.

7. Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth below; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth below.

Signature

Print name:

Address:

NOTICE OF TRANSFER

[To be signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below the rights and obligations represented by the within Warrant with respect to the number of shares of Common Stock of ____________ set forth below:

Name of Assignee	Address	No. of Shares

and appoints _______________ attorney to transfer said right on the warrant register of __________ with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address: